                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                             JULY 17, 2003


          ROYAL BANK OF PENNSYLVANIA'S PARENT COMPANY DECLARES ITS 33RD CONSECUTIVE QUARTERLY CASH DIVIDEND AND REPORTS 2ND QUARTER EARNINGS

(Narberth, PA) - July 16, 2003 - Royal Bank of Pennsylvania, Inc. reports that consolidated earnings for its holding company, Royal Bancshares of Pennsylvania, Inc., (NASDAQ-RBPAA) for the quarter ended June 30, 2003, were $4.0 million as compared to $3.9 million for the same three month period ended June 30, 2002, a 2% increase. Consolidated basic earnings per share for the three-months ended June 30, 2003 and 2002, were $0.34 and $0.33.

Consolidated total assets increased 10% to $1.2 billion at June 30, 2003, as compared to $1.1 billion at December 31, 2002. Investment securities increased to $494 million at June 30, 2003, as compared to $449 million at December 31, 2002, an increase of 10%. Total deposits at June 30, 2003 increased 2% to $839 million, as compared to $821 million at December 31, 2002. Total consolidated capital rose to $131 million for the period ending June 30, 2003, as compared to $121 million for the same period ended December 31, 2002, an 8% increase.

On July 16, 2003 the Board of Directors of Royal Bancshares of Pennsylvania, Inc. declared its 33rd consecutive quarterly cash dividend. This dividend will be twenty-three and seventy-five hundredths cents ($.2375) per share for holders of Class A common stock and twenty-seven and thirty-one hundredths cents ($.2731) per share for holders of Class B common stock of Royal Bancshares of Pennsylvania, Inc. The record date is August 1, 2003, and the payment date is August 15, 2003.

Royal Bancshares Chairman Daniel M. Tabas said, "Considering the sluggish economy and interest rates being at record low levels, I am pleased with the operating results of Royal Bancshares."

Royal Bank of Pennsylvania, headquartered in Narberth, Pennsylvania, operates 16 full-service branch offices throughout southeastern Pennsylvania and southern New Jersey, including a new state-of-the-art branch in Turnersville, New Jersey (operating under the name "Royal Bank of America"). The bank offers a wide variety of products and services, including commercial real estate loans, business loans, residential mortgages and Internet Banking available at www.royalbankpa.com.

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties, and actual results could differ materially; therefore, readers should not place undue reliance on any forward-looking statements. Royal Bancshares does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Daniel M. Tabas, Chairman                 Joseph P. Campbell, President and CEO


                      Royal Bancshares of Pennsylvania, Inc
                                    Parent of
                           Royal Bank of Pennsylvania
                                  610-668-4700
                               www.royalbankpa.com

ROYAL BANCSHARES OF PENNSYLVANIA
CONDENSED INCOME STATEMENT (Unaudited)

                                                     Three Months                            Six Months
                                                     Ended June 30,                         Ended June 30,

(in  thousands, except for earnings per share)     2003         2002                     2003              2002
                                                   ----         ----                     ----              ----
Interest Income                                   $17,753      $18,833                  $36,185            $37,976
Interest Expense                                    7,630        9,228                   15,658             18,445
                                                  -------      -------                  -------            -------
Net Interest Income                                10,123        9,605                   20,527             19,531
Provision for Loan Losses                             167           50                     317                 250
                                                  -------      -------                  -------            -------
Net Interest Income after Provision                 9,956        9,555                   20,210             19,281

Non Interest Income                                   605          534                    1,229              1,201
Non Interest Expense                                4,682        4,661                    9,226              9,078
                                                  -------      -------                  -------            -------
Income before Taxes                                 5,879        5,428                   12,213             11,404
Income Taxes                                        1,899        1,531                    3,833              3,292
                                                  -------      -------                  -------            -------
Net Income                                          3,980        3,897                    8,380              8,112

Earnings per share -basic                             .34          .33                      .71                .69


SELECTED RATIOS:
Return on Average Assets                             1.4%         1.5%                     1.5%               1.6%
Return on Average Equity                            12.5%        13.8%                    13.4%              14.7%
Average Equity to Assets                            11.0%        11.1%                    11.0%              11.2%
Book Value Per Share                               $11.02        $9.61

CONDENSED BALANCE SHEET

(in thousands)                                                              June 30, 2003           December 31, 2002
                                                                             (unaudited)
Cash and Cash Equivalents                                                     $133,987                     $40,571
Investment Securities                                                          494,002                     448,930
Loans Held for Sale                                                              8,358                       8,119
Loans (net)                                                                    526,598                     556,145
Bank Premises (net)                                                              7,844                       8,002
Accrued Interest receivable                                                     15,003                      13,778
Other Assets                                                                    10,037                      12,939
                                                                            ----------                  ----------
          Total Assets                                                      $1,195,829                  $1,088,484
                                                                            ----------                  ----------
Deposits                                                                      $839,197                    $820,840
Borrowings                                                                     207,500                     127,500
Other Liabilities                                                               17,428                      20,821
Minority Interest                                                                  730                         726
Shareholder's Equity                                                           130,974                     121,330
                                                                            ----------                  ----------
          Total Liabilities and Shareholders Equity                         $1,195,829                  $1,088,484
                                                                            ----------                  ----------